POWER OF ATTORNEY
     Know all by these present, that the undersigned hereby constitutes and appoints Craig E. Hunsaker and Tyson E. Marshall of Alphatec Holdings, Inc., and Rick L. Guerisoli of Durham Jones & Pinegar, signing singly, the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned, to:
     (1) prepare, execute, acknowledge, deliver, submit, and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or other insider of Alphatec Holdings, Inc. or any successor entity (the "Company"), an application for Form ID (or equivalent form) required to generate the necessary access codes and passphrases (whether new or replacement) to file on U.S. Securities & Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR");
     (2) prepare, execute, acknowledge, deliver, submit, and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director and/or other insider of the Company, Forms 3, 4, and 5 or any other forms or reports to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act"), and any amendments thereto;
     (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;
     (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that: (i) this Power of Attorney authorizes the attorney-in-fact to act in his discretion in submitting information on transactions and holdings on information provided to the attorney-in-fact without independent verification of such information; (ii) the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the Exchange Act; (iii) neither the Company nor the foregoing attorney-in-fact assume any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act or any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned hereby revokes any and all powers of attorney previously executed with respect to the matters covered herein.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of July, 2020.
/s/ David R. Pelizzon